EXHIBIT 8

PLDT Inc.

Subsidiaries as at December 31, 2017

Our consolidated financial statements include the financial statements of PLDT and the following subsidiaries (collectively, the “PLDT Group”) as at December 31, 2017 and 2016:

			2017		2016
	Place of		Percentage of Ownership
Name of Subsidiary	Incorporation	Principal Business Activity	Direct	Indirect	Direct	Indirect

Wireless
Smart:	Philippines	Cellular mobile services	100.0	–	100.0	–
Smart Broadband, Inc., or SBI, and Subsidiary	Philippines	Internet broadband distribution services	–	100.0	–	100.0
Primeworld Digital Systems, Inc., or PDSI	Philippines	Internet broadband distribution services	–	100.0	–	100.0
I-Contacts Corporation	Philippines	Operations support servicing business	–	100.0	–	100.0
Smart Money Holdings Corporation, or SMHC	Cayman Islands	Investment company	–	100.0	–	100.0
Far East Capital Limited, or FECL, and Subsidiary, or FECL Group	Cayman Islands	Cost effective offshore financing and risk management activities for Smart	–	100.0	–	100.0
PH Communications Holdings Corporation	Philippines	Investment company	–	100.0	–	100.0
Connectivity Unlimited Resource Enterprise, or CURE	Philippines	Cellular mobile services	–	100.0	–	100.0
Francom Holdings, Inc.:	Philippines	Investment company	–	100.0	–	100.0
Chikka Holdings Limited, or Chikka, and Subsidiaries, or Chikka Group	British Virgin Islands	Content provider, mobile applications development and services	–	100.0	–	100.0
Voyager Innovations, Inc., or Voyager	Philippines	Mobile applications and digital platforms developer	–	100.0	–	100.0
Voyager Innovations Holdings, Pte. Ltd. or VIH, (formerly eInnovations Holdings Pte. Ltd., or eInnovations)(a):	Singapore	Investment company	–	100.0	–	100.0
Voyager Innovations Investments Pte. Ltd., or VII, (formerly Takatack Holdings Pte. Ltd., or Takatack Holdings)(b)	Singapore	Investment company	–	100.0	–	100.0
Voyager Innovations Singapore Pte. Ltd., or VIS, (formerly Takatack Technologies Pte. Ltd.)(c)	Singapore	Development and maintenance of IT-based solutions for communications and e-Commerce platforms	–	100.0	–	100.0
Takatack Malaysia Sdn. Bhd., or Takatack Malaysia(d)	Malaysia	Development, maintenance and support services to enable the digital commerce ecosystem	–	100.0	–	100.0

iCommerce Investments Pte. Ltd., or iCommerce(e)	Singapore	Investment company	–	–	–	100.0
Voyager Fintech Ventures Pte. Ltd., or Fintech Ventures (formerly eInnovations Ventures Pte. Ltd. or eVentures)(f)	Singapore	Investment company	–	100.0	–	100.0
Fintqnologies Corporation, or FINTQ(g)	Philippines	Development of financial technology innovations	–	100.0	–	100.0
Fintq Inventures Insurance Agency Corporation(h)	Philippines	Insurance company	–	100.0	–	100.0
ePay Investments Pte. Ltd., or ePay	Singapore	Investment company	–	100.0	–	100.0
PayMaya Philippines, Inc. or PayMaya	Philippines	Provide and market certain mobile payment services	–	100.0	–	100.0
PayMaya Operations Philippines, Inc., or PayMaya Ops	Philippines	Market, sell and distribute payment solutions and other related services	–	100.0	–	100.0
ePay Investments Myanmar, Ltd., or ePay Myanmar(i)	Myanmar	Investment company	–	100.0	–	–
3rd Brand Pte. Ltd., or 3rd Brand	Singapore	Solutions and systems integration services	–	85.0	–	85.0
Wifun, Inc., or Wifun(j)	Philippines	Software developer and selling of WiFi access equipment	–	100.0	–	100.0
Telesat, Inc.(k)	Philippines	Satellite communications services	100.0	–	100.0	–
ACeS Philippines Cellular Satellite Corporation, or ACeS Philippines	Philippines	Satellite information and messaging services	88.5	11.5	88.5	11.5
Digitel Mobile Philippines, Inc., or DMPI, (a wholly-owned subsidiary of Digitel)	Philippines	Cellular mobile services	–	99.6	–	99.6
Fixed Line
PLDT Clark Telecom, Inc., or ClarkTel	Philippines	Telecommunications services	100.0	–	100.0	–
PLDT Subic Telecom, Inc., or SubicTel	Philippines	Telecommunications services	100.0	–	100.0	–
PLDT Global Corporation, or PLDT Global, and Subsidiaries	British Virgin Islands	Telecommunications services	100.0	–	100.0	–
Smart-NTT Multimedia, Inc.(k)	Philippines	Data and network services	100.0	–	100.0	–
PLDT-Philcom, Inc., or Philcom, and Subsidiaries, or Philcom Group	Philippines	Telecommunications services	100.0	–	100.0	–

			2017		2016
	Place of		Percentage of Ownership
Name of Subsidiary	Incorporation	Principal Business Activity	Direct	Indirect	Direct	Indirect

Talas Data Intelligence, Inc., or Talas	Philippines	Business infrastructure and solutions; intelligent data processing and implementation services and data analytics insight generation	100.0	–	100.0	–
ePLDT, Inc., or ePLDT:	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	100.0	–	100.0	–
IP Converge Data Services, Inc., or IPCDSI, and Subsidiary, or IPCDSI Group	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	–	100.0	–	100.0
Curo Teknika, Inc., or Curo	Philippines	Managed IT outsourcing	–	100.0	–	100.0
ABM Global Solutions, Inc., or AGS, and Subsidiaries, or AGS Group	Philippines	Internet-based purchasing, IT consulting and professional services	–	100.0	–	100.0
ePDS, Inc., or ePDS	Philippines	Bills printing and other related value-added services, or VAS	–	67.0	–	67.0
netGames, Inc.(l)	Philippines	Gaming support services	–	57.5	–	57.5
Digitel:	Philippines	Telecommunications services	99.6	–	99.6	–
Digitel Information Technology Services, Inc.(k)	Philippines	Internet services	–	99.6	–	99.6
PLDT-Maratel, Inc., or Maratel	Philippines	Telecommunications services	98.0	–	98.0	–
Bonifacio Communications Corporation, or BCC	Philippines	Telecommunications, infrastructure and related VAS	75.0	–	75.0	–
Pacific Global One Aviation Company, Inc., or PG1	Philippines	Air transportation business	65.0	–	65.0	–
Pilipinas Global Network Limited, or PGNL, and Subsidiaries	British Virgin Islands	Internal distributor of Filipino channels and content	64.6	–	64.6	–
Others
PLDT Global Investments Holdings, Inc., or PGIH	Philippines	Investment company	100.0	–	100.0	–
PLDT Digital Investments Pte. Ltd., or PLDT Digital, and Subsidiaries	Singapore	Investment company	100.0	–	100.0	–
Mabuhay Investments Corporation, or MIC(k)	Philippines	Investment company	67.0	–	67.0	–
PLDT Global Investments Corporation, or PGIC	British Virgin Islands	Investment company	–	100.0	–	100.0
PLDT Communications and Energy Ventures, Inc., or PCEV	Philippines	Investment company	–	99.9	–	99.9

(a)

On July 11, 2017, the Accounting and Corporate Regulatory Authority, or ACRA, of Singapore approved the change in business name of eInnovations Holdings Pte. Ltd. to Voyager Innovations Holdings Pte. Ltd.

(b)	On December 29, 2017, the ACRA of Singapore approved the change in business name of Takatack Holdings Pte. Ltd. to Voyager Innovations Investments Pte. Ltd.
(c)	On March 6, 2018, the ACRA of Singapore approved the change in business name of Takatack Technologies Pte. Ltd. to Voyager Innovations Singapore Pte. Ltd.
(d)	On April 12, 2016, Takatack Malaysia was incorporated in Malaysia to provide development, maintenance and support services and sales and marketing.
(e)	On December 14, 2017, VIH sold its 10 thousand ordinary shares in iCommerce to PLDT Online for a total purchase price of SGD1.00.
(f)	On January 12, 2016, the ACRA of Singapore approved the change in business name of eVentures to Voyager Fintech Ventures Pte. Ltd.
(g)	On April 27, 2016, Voyager incorporated its financial technology unit FINTQ to focus on mobile-first financial technology platforms.
(h)

On December 19, 2016, Fintq Inventures Insurance Agency Corporation was incorporated in the Philippines to engage in business as an insurance agent for the distribution, marketing and sale of insurance products such as life, non-life, accident and health insurance and pre-need projects and services.

(i)	On July 25, 2017, ePay Investments Myanmar, Ltd. was incorporated in Myanmar to engage in the business of providing support services on the development and provision of digital technology.
(j)

On November 25, 2015, Smart acquired the remaining 13% noncontrolling shares of Wifun for a total purchase price of Php10 million, of which Php7 million and Php3 million were paid on November 25, 2015 and February 29, 2016, respectively.

(k)	Ceased commercial operations.
(l)	Ceased commercial operations and under liquidation due to shortened corporate life to August 31, 2015.